As filed with the Securities and Exchange Commission on March 14, 2007

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Panacos Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3238476
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, Including Zip Code, of Principal Executive Offices)

PANACOS PHARMACEUTICALS, INC. AMENDED AND RESTATED 2005 SUPPLEMENTAL EQUITY COMPENSATION PLAN

PANACOS PHARMACEUTICALS, INC. AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

(Full Titles of the Plans)

Alan W. Dunton, M.D., Chief Executive Officer

Panacos Pharmaceuticals, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

With a copy to:

William T. Whelan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value	2,316,709	$4.10	$9,498,507	$291.60
	683,291	$4.14	$2,828,825	$86.84
	25,000	$4.14	$103,500	$3.18
	3,025,000			$381.62

(1)	The number of shares of common stock, par value $.01 per share (“Common Stock”), consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted or upon the exercise of options or the issuance of stock awards which may hereafter be granted under the Amended and Restated 2005 Supplemental Equity Compensation Plan, and (ii) pursuant to the Amended and Restated 1998 Employee Stock Purchase Plan (together, the “Plans”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under, or pursuant to, the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the weighted average price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the NASDAQ Stock Market, LLC as of a date (March 9, 2007) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

On April 15, 2005 (File No. 333-124089), the Registrant filed a registration statement on Form S-8 to register 7,369,595 shares of Common Stock reserved for issuance under the 2005 Supplemental Equity Compensation Plan (the “2005 Plan”). The filing of this Registration Statement increases the number of shares registered for issuance under the 2005 Plan by 3,000,000 shares, as approved at the Annual Meeting of Stockholders held on June 22, 2006, to an aggregate of 10,369,595 shares. The contents of the previously filed registration statement relating to the 2005 Plan are incorporated by reference herein, except for the items that are set forth below.

On July 7, 1998 (File No. 333-58601), March 27, 2003 (File No. 333-104050), and September 12, 2003 (File No. 333-108734), the Registrant filed registration statements on Form S-8 to register 8,945, 11,055 and 20,000 shares of Common Stock, respectively, reserved for issuance under the 1998 Employee Stock Purchase Plan (the “1998 Plan”). The filing of this Registration Statement increases the number of shares registered for issuance under the 1998 Plan by 25,000 shares, as approved at the Annual Meeting of Stockholders held on June 22, 2006, to an aggregate of 65,000 shares. The contents of the previously filed registration statements relating to the 1998 Plan are incorporated by reference herein, except for the items that are set forth below.

Pursuant to Instruction E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the previous registration statements with respect to the 1998 Plan and the 2005 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 13, 2007 (File No. 000-24241).

(2)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 9, 2007 (File No. 000-24241).

(3)	The Registrant’s Current Report on Form 8-K, other than the furnished information contained in Item 2.02 Results of Operations and Financial Condition (Item 8.01 and portions of Item 9.01), filed with the Commission on February 21, 2007 (File No. 000-24241).

(4)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on February 27, 2007 (File No. 000-24241).

(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 12, 2007 (File No. 000-24241).

(6)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed on May 13, 1998 (File No. 000-24241), which incorporates by reference the description of the shares of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-46933) filed on February 26, 1998 and declared effective by the SEC on June 11, 1998, and any amendment or reports filed with the SEC for purposes of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Incorporated by reference from Part II, Item 15 of the Registrant’s Registration Statement on Form S-3 (File No. 333-132740), filed on March 27, 2006.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-46933) and incorporated herein by reference.

4.2	Certificate of Amendment of Restated Certificate of Incorporation, dated November 12, 1999. Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 000-24241) and incorporated herein by reference.

4.3	Certificate of Amendment of Restated Certificate of Incorporation, dated May 30, 2001. Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3/A filed on June 4, 2001 (File No. 333-47518) and incorporated herein by reference.

4.4	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2003. Fled as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-24241) and incorporated herein by reference.

4.5	Certificate of Amendment of Restated Certificate of Incorporation, dated July 28, 2003. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 dated September 12, 2003 (File No. 333-108733) and incorporated herein by reference.

4.6	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2005. Filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 dated April 15, 2005 (File No. 333-124089) and incorporated herein by reference.

4.7	Certificate of Amendment of Restated Certificate of Incorporation, dated March 14, 2005. Filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 dated April 15, 2005 (File No. 333-124089) and incorporated herein by reference.

4.8	Certificate of Amendment of Restated Certificate of Incorporation, effective August 17, 2005. Filed as Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-24241) and incorporated herein by reference.

4.9	Amended and Restated By-laws of the Company, as amended March 1, 2001. Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (File No. 333-57418) and incorporated herein by reference.

4.10	Specimen of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-24241) and incorporated herein by reference.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C as to the legality of shares being registered. Filed herewith.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2	Consent of KPMG LLP. Filed herewith.

23.3	Consent of Ernst & Young LLP. Filed herewith.

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

99.1	2005 Supplemental Equity Compensation Plan, as amended and restated. Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 28, 2006 (File No. 000-24241) and incorporated herein by reference.

99.2	Amended and Restated 1998 Employee Stock Purchase Plan. Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 28, 2006 (File No. 000-24241) and incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown, Commonwealth of Massachusetts, on March 14, 2007.

Panacos Pharmaceuticals, INC.

By	/s/ Alan W. Dunton
Alan W. Dunton, M.D.
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Alan W. Dunton and Peyton J. Marshall, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Panacos Pharmaceuticals, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Alan W. Dunton Alan W. Dunton, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2007

/s/ Peyton J. Marshall Peyton J. Marshall, Ph.D.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2007

/s/ Jeremy Hayward-Surry Jeremy Hayward-Surry	Chairman	March 14, 2007

/s/ Herbert H. Hooper Herbert H. Hooper, Ph.D.	Director	March 14, 2007

/s/ Irwin Lerner Irwin Lerner	Director	March 14, 2007

/s/ Joseph M. Limber Joseph M. Limber	Director	March 14, 2007

/s/ R. John Fletcher R. John Fletcher	Director	March 14, 2007

/s/ Eric W. Linsley Eric W. Linsley	Director	March 14, 2007

/s/ Laurent Fischer Laurent Fischer, M.D.	Director	March 14, 2007

PANACOS PHARMACEUTICALS, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-46933) and incorporated herein by reference.

4.2	Certificate of Amendment of Restated Certificate of Incorporation, dated November 12, 1999. Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 000-24241) and incorporated herein by reference.

4.3	Certificate of Amendment of Restated Certificate of Incorporation, dated May 30, 2001. Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3/A filed on June 4, 2001 (File No. 333-47518) and incorporated herein by reference.

4.4	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2003. Fled as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-24241) and incorporated herein by reference.

4.5	Certificate of Amendment of Restated Certificate of Incorporation, dated July 28, 2003. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 dated September 12, 2003 (File No. 333-108733) and incorporated herein by reference.

4.6	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2005. Filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 dated April 15, 2005 (File No. 333-124089) and incorporated herein by reference.

4.7

Certificate of Amendment of Restated Certificate of Incorporation, dated March 14, 2005. Filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 dated April 15, 2005 (File No. 333-124089) and incorporated herein by reference.

4.8	Certificate of Amendment of Restated Certificate of Incorporation, effective August 17, 2005. Filed as Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-24241) and incorporated herein by reference.

4.9	Amended and Restated By-laws of the Company, as amended March 1, 2001. Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (File No. 333-57418) and incorporated herein by reference.

4.10	Specimen of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-24241) and incorporated herein by reference.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C as to the legality of shares being registered. Filed herewith.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2	Consent of KPMG LLP. Filed herewith.

23.3	Consent of Ernst & Young LLP. Filed herewith.

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

99.1	2005 Supplemental Equity Compensation Plan, as amended and restated. Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 28, 2006 (File No. 000-24241) and incorporated herein by reference.

99.2	Amended and Restated 1998 Employee Stock Purchase Plan. Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 28, 2006 (File No. 000-24241) and incorporated herein by reference.